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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan of Sipex Corporation of our report dated February 3, 1995 (except for Note 7, as to which the date is November 5, 1996) with respect to the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Sipex Corporation for the year ended December 31, 1994 included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                                       Ernst & Young LLP




Boston, Massachusetts
July 24, 1997